EXHIBIT 99.2

SPECIAL MEETING OF STOCKHOLDERS OF COUNTY BANK CORP [ ], 2019 e-CONSENT e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/19082/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030030000000001000 0 000019 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Proposal to approve the Agreement and Plan of Merger, dated as of March 22, 2019, by and between ChoiceOne Financial Services, Inc. (“ChoiceOne”) and the Company, as it may be amended from time to time, under which the Company will merge with and into ChoiceOne. 2. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposal 1 listed above. FOR AGAINST ABSTAIN If properly executed and returned to the Company, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the proposals described above. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the joint proxy statement and prospectus of the board of directors delivered to me and relating to the special meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person

COUNTRY BANK CORP Proxy for Special Meeting of Stockholders on [_________], 2019 Soliciated on Behalf of the Board of Directors. I hereby appoint Joseph Black and Robert Lennox, and either of them, with full power of substitution, to be my attorneys and proxies at the special meeting of shareholders of County Bank Corp. (the “Company”) to be held on [______] [___] , 2019 at [______ a.m./p.m.], local time, at 1175 South Lapeer Road, Lapeer, Michigan 48446, and to represent and vote, as designated below, all of the shares of common stock held of record by me as of the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows: (Continued and to be signed on the reverse side.)1.1 14475

SPECIAL MEETING OF STOCKHOLDERS OF

COUNTY BANK CORP

[   ], 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/19082/

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

00030030000000001000 0   000019

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE LISTED PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Proposal to approve the Agreement and Plan of Merger, dated as of March 22, 2019, by and between ChoiceOne Financial Services, Inc. ("ChoiceOne") and the Company, as it may be amended from time to time, under which the Company will merge with and into ChoiceOne.	☐	☐	☐
2. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposal 1 listed above.	☐	☐	☐

If properly executed and returned to the Company, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" each of the proposals described above. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the joint proxy statement and prospectus of the board of directors delivered to me and relating to the special meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.